Exhibit 99.1
10x Genomics Reports First Quarter 2022 Financial Results

Q1 2022 revenue growth of 8% over prior year
PLEASANTON, Calif. May 4, 2022 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the first quarter ended March 31, 2022.
Recent Highlights
•Revenue was $114.5 million for the first quarter, representing an 8% increase over the corresponding period of 2021.
•Showcased robust product roadmap at Xperience 2022 for the Chromium and Visium platforms and provided a first look into Xenium, the company's forthcoming In Situ platform.
•Launched two new products for fixed RNA profiling and nuclei isolation, designed to improve sample preparation and broaden the adoption of Chromium, the leading platform for single cell analysis.
"Our first quarter results reflect our team's continued focus on execution, as we navigated an expected slow start to the year to drive adoption of our leading single cell and spatial technologies," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "We are on track to make 2022 the most exciting year of product launches in our history. We look forward to delivering on our product roadmap, building momentum throughout the year and accelerating growth into 2023 and beyond."
First Quarter 2022 Financial Results
Revenue was $114.5 million for the three months ended March 31, 2022, an 8% increase from $105.8 million for the three months ended March 31, 2021. This increase was primarily the result of increased consumables revenue driven by growth in cumulative instruments sold and increased instrument revenue driven by sales of Chromium X Series instruments.
Gross margin was 78% for the first quarter of 2022, as compared to 84% for the corresponding prior year period. The decrease in gross margin was primarily due to change in product mix, increased manufacturing and logistics costs, and higher accrued royalties.
Operating expenses were $130.8 million for the first quarter of 2022, a 32% increase from $99.0 million for the corresponding prior year period. This increase was driven by higher personnel expenses, including stock-based compensation, increased research and development expenses and increased infrastructure costs, partially offset by a decrease in outside legal expenses.
Operating loss was $41.7 million for the first quarter of 2022, as compared to $10.2 million for the corresponding prior year period. Operating loss includes $26.0 million of stock-based compensation for the first quarter of 2022, as compared to $16.2 million for the corresponding prior year period.
Net loss was $42.4 million for the first quarter of 2022, as compared to a net loss of $11.6 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $539.3 million as of March 31, 2022.
2022 Financial Guidance
10x Genomics is maintaining its full year 2022 revenue guidance of $600 million to $630 million, representing 22% to 28% growth over full year 2021 revenue.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the first quarter 2022 financial results, business developments and outlook after market close on Wednesday, May 4, 2022 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2020 based on publications and all of the top 20 global pharmaceutical companies by 2020 research and development spend and have been cited in over 3,500 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,350 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding our business operations, financial performance and results of operations, including our expectations regarding revenue and guidance, as well as our ability to meet our anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$114,496	$105,821
Cost of revenue (1)	25,478	17,060
Gross profit	89,018	88,761
Operating expenses:
Research and development (1)	64,078	41,883
Selling, general and administrative (1)	66,675	56,904
Accrued contingent liabilities	—	190
Total operating expenses	130,753	98,977
Loss from operations	(41,735)	(10,216)
Other income (expense):
Interest income	569	50
Interest expense	(128)	(221)
Other expense, net	(400)	(729)
Total other income (expense)	41	(900)
Loss before provision for income taxes	(41,694)	(11,116)
Provision for income taxes	719	435
Net loss	$(42,413)	$(11,551)

Net loss per share, basic and diluted	$(0.38)	$(0.11)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	112,966,196	108,714,027
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021
Cost of revenue	$1,014	$464
Research and development	11,291	6,796
Selling, general and administrative	13,742	8,916
Total stock-based compensation expense	$26,047	$16,176

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$312,487	$587,447
Marketable securities	226,836	—
Restricted cash	27	1,028
Accounts receivable, net	76,526	85,254
Inventory	63,697	59,966
Prepaid expenses and other current assets	17,762	13,896
Total current assets	697,335	747,591
Property and equipment, net	190,200	169,492
Restricted cash	7,598	7,598
Operating lease right-of-use assets	75,680	60,918
Goodwill	4,511	4,511
Intangible assets, net	24,764	25,397
Other noncurrent assets	3,163	3,319
Total assets	$1,003,251	$1,018,826
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,956	$17,351
Accrued compensation and related benefits	18,324	31,626
Accrued expenses and other current liabilities	44,095	50,909
Deferred revenue	5,434	5,340
Operating lease liabilities	7,637	5,131
Total current liabilities	94,446	110,357
Accrued license fee, noncurrent	—	5,814
Operating lease liabilities, noncurrent	93,538	76,847
Other noncurrent liabilities	8,582	8,240
Total liabilities	196,566	201,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,714,860	1,680,865
Accumulated deficit	(905,734)	(863,321)
Accumulated other comprehensive income (loss)	(2,443)	22
Total stockholders’ equity	806,685	817,568
Total liabilities and stockholders’ equity	$1,003,251	$1,018,826
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